                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                AMENDMENT NO. 1
                                      TO
                                   FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               BIRCH TELECOM, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                    DELAWARE                                43-1766929
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    (STATE OF INCORPORATION OR ORGANIZATION)               (IRS EMPLOYER
                                                         IDENTIFICATION NO.)

   2020 BALTIMORE AVENUE, KANSAS CITY, MISSOURI                64108
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     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

         If this form relates to the         If this form relates to the
         registration of a class of          registration of a class of
         securities pursuant to Section      securities pursuant to Section
         12(b) of the Exchange Act and       12(g) of the Exchange Act and
         is effective pursuant to            is effective pursuant to the
         General Instruction A(c)            General Instruction A(d)
         please check the following          please check the following
         box. (TM)                           box. (TM)

Securities Act registration Statement file number to which this form relates:
                                    333-33156
                                 ---------------
                                 (If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

            TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
            TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED
            -------------------                ------------------------------

                   NONE                                      NONE
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Securities to be registered pursuant to Section 12(g) of the Act:


                         COMMON STOCK, $.001 PAR VALUE
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                                (TITLE OF CLASS)


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                                (TITLE OF CLASS)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a description of the common stock, $.001 par value per share (the "Common Stock") of the Registrant, see the information under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 (File No. 333-33156) of the Registrant (the "Registration Statement"), which description is hereby incorporated by reference herein. In addition, any prospectus contained in the Registration Statement that is filed pursuant to Rule 424(b) under the Securities Act of 1933 shall be deemed incorporated by reference herein. Application has been made to list the Common Stock on the Nasdaq National Market.

ITEM 2. EXHIBITS.*/

      EXHIBIT NO.                          DESCRIPTION
      ----------  --------------------------------------------------------------

        *1.1 Registration Statement on Form S-1 (File No. 333-33156) of the Registrant

        *3.1      Restated Certificate of Incorporation of the Registrant

        *3.2      Amended and Restated Bylaws of the Registrant

        *3.3 Form of Restated Certificate of Incorporation of the Registrant (to be filed in Delaware immediately prior to completion of the offering described in the Registration Statement)

        *4.1      Specimen certificate of common stock


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*        Not filed with or incorporated by reference in copies of this registration statement filed with the Securities and Exchange Commission pursuant to Instruction II of the Instructions as to Exhibits.


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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                               /s/ Bradley A. Moline
                               -------------------------------------------------
                               Bradley A. Moline
April 14, 2000                 Senior Vice President and Chief Financial Officer


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